Exhibit 32.2
CERTIFICATION
Pursuant to 18 U.S.C. § 1350, I, Tucker I. Marr, Chief Financial Officer of Pruco Life Insurance Company of New Jersey, hereby certify that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, containing the financial statements of Pruco Life Insurance Company of New Jersey Variable Contract Real Property Account (a separate account of Pruco Life of New Jersey Insurance Company of America) and The Prudential Variable Contract Real Property Partnership (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Prudential Variable Contract Real Property Account and The Prudential Variable Contract Real Property Partnership.

Date: November 13, 2007

/s/ Tucker I. Marr
Tucker I. Marr
Chief Financial Officer Pruco Life Insurance Company of New Jersey

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.